Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Prime Realty Income Trust, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Chicago, Illinois
July 9, 2009